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                            ARTICLES OF INCORPORATION

                                       OF

                         ALTERNATIVE ENTERTAINMENT, INC.

                              A NEVADA CORPORATION

          I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I

                                      NAME

          The name of the corporation is: ALTERNATIVE ENTERTAINMENT, INC.

                                   ARTICLE II

                                REGISTERED AGENT

          Section 2.01 REGISTERED AGENT. The location of the corporation's registered agent in the State of Nevada is Paracorp Incorporated, 401 Ryland Street, Suite 330, Reno, Nevada 89502.

          Section 2.02 OTHER OFFICES. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held, outside the State of Nevada with the same effect as if in the State of Nevada.

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                                  ARTICLES III

                                     PURPOSE

          The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLES IV

                                 SHARES OF STOCK

          Section 4.01 AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have the authority to issue shall consist of 40,000,000 shares of Common Stock having a $.01 par value and 10,000,000 shares of Preferred Stock having $.01 par value. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

          The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the


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rights and terms of redemption or conversion of the shares of any such series.

          Section 4.02 NO PREEMPTIVE RIGHTS. Holders of the Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

          Section 4.03 ASSESSMENT OF SHARES. The Common Stock or Preferred Stock of the corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no Common Stock or Preferred Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

                                    ARTICLE V

                                    DIRECTORS

          Section 5.01 GOVERNING BOARD. The members of the governing board of the corporation shall be styled directors.

          Section 5.02 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is:


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               NAME                                 ADDRESS
               ----                                 -------

          Ralph M. Amato                     8910 University Center Lane
                                             Suite 300
                                             San Diego, California 92122

          This individual shall serve as a Director until the first annual meeting of the shareholders or until his successor or successors shall have been elected and qualified.

          Section 5.03 CHANGE IN NUMBER OF DIRECTORS. The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI

                                  INCORPORATORS

          The name and address of the incorporator is JOHN W. MARTIN, ESQ., of the Law Offices of John W. Martin, 3699 Wilshire Boulevard, Suite 650, Los Angeles, California 90010.

                                   ARTICLE VII

                               PERIOD OF DURATION

          This corporation is to have a perpetual existence.

                                  ARTICLE VIII

                       DIRECTORS' AND OFFICERS' LIABILITY

          A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of


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this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX

                                    INDEMNITY

          Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to

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repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

          Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

          The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


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                                    ARTICLE X

                                   AMENDMENTS

          Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

                                   ARTICLES XI

                               POWER OF DIRECTORS

          In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

          (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

          (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

          (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and


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          (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

          IN WITNESS WHEREOF, I have hereunder set my hand this 10th day of November, 1993, hereby declaring and certifying that the facts stated hereinabove are true.


                                               /s/ John W. Martin
                                               ---------------------------------
                                               Incorporator



                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA    )
                       )   ss:
COUNTY OF LOS ANGELES  )

          On this [Illegible] day of [Illegible] 1993, personally
                  -----------        ------------
appeared before me, a Notary Public, [Illegible], who acknowledged to me
                                     -----------
that he executed the foregoing instrument.

[SEAL]

                                               /s/ Michelle Chang
                                               ---------------------------------
                                               NOTARY PUBLIC


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